SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT — May 3, 2011
(Date of Earliest Event Reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-8519

Ohio	31-1056105

(State of Incorporation)	(I.R.S. Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 3, 2011, the Board of Directors (the “Board”) of Cincinnati Bell Inc. (the “Company”) appointed Alan R. Schriber as a director. Mr. Schriber was appointed to fill an existing vacancy on the Board and will serve a term expiring at the 2012 Annual Meeting of Shareholders. Mr. Schriber was appointed to serve on the Governance and Nominating Committee of the Board. Mr. Schriber will receive compensation and benefits from the Company for service on the Board on the same terms as other non-employee members of the Board, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 21, 2011. Mr. Schriber’s appointment brings the number of directors to nine.
The press release issued by the Company on May 5, 2011 announcing Mr. Schriber’s appointment to the Board is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit:

99.1	Press Release, dated May 5, 2011, announcing Alan R. Schriber’s appointment to the Board of Directors of Cincinnati Bell Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: May 5, 2011

EXHIBIT INDEX

Exhibit No.	Exhibits
99.1	Press Release, dated May 5, 2011, announcing Alan R. Schriber’s appointment to the Board of Directors of Cincinnati Bell Inc.